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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 16, 2009

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                        RESEARCH FRONTIERS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      1-9399               11-2103466
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)   (IRS EMPLOYER
     OF INCORPORATION)                                      IDENTIFICATION NO.)

                            240 CROSSWAYS PARK DRIVE
                          WOODBURY, NEW YORK 11797-2033
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
 (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

On June 16, 2009, Research Frontiers Inc. posted to its web site a copy (reproduced below) of a letter from Joseph M. Harary, its President and Chief Executive Officer regarding a presentation that was given to financial analysts by Mr. Kazuyuki Tanaka, the president of Hitachi Chemical Company, a licensee of Research Frontiers Inc.


SPD Light-Control Business Becomes Part of
Hitachi Chemical's Urgent Sales Growth Projects

I believe our shareholders, licensees, and others interested in the growing SPD-Smart industry will value the recent remarks of our licensee Hitachi Chemical Company's new president, Mr. Kazuyuki Tanaka. These comments were part of a presentation given to financial analysts by Mr. Tanaka regarding the results of operations for Hitachi Chemical's most recently completed fiscal year.

Mr. Tanaka's complete presentation and remarks have been published by Hitachi Chemical and are available on their web site at:
http://www.hitachi-chem.co.jp/english/ir/accounts/2008_4q_tn.html

Mr. Tanaka's remarks highlight Hitachi Chemical's desire to establish next-generation core businesses to supplement and replace its existing core businesses.As part of this company-wide initiative, Mr. Tanaka noted:

"Until now, we have launched and fostered new products based on our Key Growth Products approach. However, fiscal 2008 results were 25% below target. In response, we will begin Urgent Sales Growth Projects, which will choose lineups from existing Key Growth Products and Strategic Development Themes, and change management methods to promote the launch of new products and businesses. By delegating considerable authority to the leaders of those projects, we aim to make the projects dynamic and thereby step up the pace of business development." (Slide 19)

We are pleased to report that SPD light-control film technology is one of two Urgent Sales Growth Projects highlighted in this presentation. As
Mr. Tanaka notes: "Another product designated as an Urgent Sales Growth Project is photochromic materials, which realizes films that become transparent or color when power is either on or off. Plans call for rolling out those films for construction materials, automobiles, aircrafts, and other applications." (Slide 21)

On behalf of our licensees and their customers who are incorporating SPD-Smart technology into their products and projects in the architectural, automotive, aircraft and marine markets, I want to take a moment to thank Tanaka-san and the entire team of dedicated people within Hitachi Chemical who have invested the considerable time, resources, and talent to produce and expand the production capacity of Hitachi Chemical's high quality SPD film. This film is now used in SPD-Smart products -- the world's best performing light-control technology. Hitachi Chemical is "Working on Wonders." We agree.
When one partners with the right companies and people, anything is possible.

Sincerely,



Joseph M. Harary
President and CEO
Research Frontiers Inc.





The Hitachi Chemical presentation is also available on the Hitachi Chemical Company's web site at:
http://www.hitachi-chem.co.jp/english/ir/accounts/2008_4q_tn.html


This report, the above letter, and the Hitachi CHemical presentation referred to hereing may include statements that may constitute "forward-looking" statements as referenced in the Private
Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.


The information in this Form 8-K, the letter, or the presentation referred to herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RESEARCH FRONTIERS INCORPORATED



                                          /s/ Joseph M. Harary
                                          ---------------------------
                                          By: Joseph M. Harary
                                          Title: President

Dated: June 16, 2009